EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AMERCO
Reno, NV

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-10119, 333-73357, 333-48396 and 33-56571) of AMERCO and its consolidated entities of our reports dated June 10, 2006, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of AMERCO and its consolidated entities internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Los Angeles, California
June 10, 2006